UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 28, 2019 (February 27, 2019)

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. - Entry into a Material Definitive Agreement.

On February 27, 2019, W. P. Carey Inc. (“W. P. Carey”) entered into an Equity Sales Agreement (the “Sales Agreement”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Mellon Capital Markets, LLC, BTIG, LLC, Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, as sales agent and/or principal (each, an “Agent,” and collectively, the “Agents”). Pursuant to the Sales Agreement, W. P. Carey may issue and sell, from time to time, shares of common stock, par value $0.001 per share, having an aggregate offering price of up to $500 million (the “Shares”). Pursuant to the terms of the Sales Agreement, the Agents will act as W. P. Carey’s sales agents in connection with any offerings of Shares. W. P. Carey may also sell Shares to an Agent as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement.

The sales, if any, of the Shares under the Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to with the applicable Agent. W. P. Carey shall specify to the applicable Agent the maximum number of Shares to be sold and the minimum price per Share below which sales may not be made.  W. P. Carey is not obligated to sell any Shares under the Sales Agreement.

W. P. Carey will pay the applicable Agent a commission not to exceed two percent (2%) of the gross sales price of the Shares sold through it as agent under the Sales Agreement and will reimburse the Agents for certain customary expenses incurred in connection with their services under the Sales Agreement. W. P. Carey intends to use any net proceeds from the sale of the Shares to reduce outstanding indebtedness, which may include amounts outstanding under its unsecured revolving credit facility, to fund potential future acquisitions and for general corporate purposes.

On March 1, 2017, W. P. Carey established an “at-the-market” program relating to the issuance and sale of common stock having an aggregate gross sales price of up to $400 million (the “Prior Program”). As of the date of this Current Report on Form 8-K, the Prior Program has been terminated.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by the full text of the Sales Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Equity Sales Agreement, dated February 27, 2019, by and among W. P. Carey Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNY Mellon Capital Markets, LLC, BTIG, LLC, Fifth Third Securities, Inc., J.P. Morgan Securities LLC, Robert W. Baird & Co. Incorporated, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC, as sales agent and/or principal.

5.1	Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date:	February 28, 2019	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer